Exhibit 99.1

Quantum Computing Inc. Announces Appointment of Eric Schwartz to Board of Directors

Schwartz adds deep commercial and financial expertise to QCi Board

HOBOKEN, NJ – March 26, 2025 – Quantum Computing Inc. (“QCi” or the “Company”) (Nasdaq: QUBT), an innovative, integrated photonics and quantum optics technology company, announced today the appointment of Eric Schwartz to its Board of Directors.

Mr. Schwartz has two decades of experience in corporate finance, mergers and acquisitions, and corporate strategy. Since 2016, he has served as Managing Director at Castle Harlan, a New York-based private equity firm, where he oversees investments across industrial and consumer-related middle-market companies. Prior to that, he was an investment banking professional at Citigroup Global Markets, advising clients on M&A transactions across diverse industries.

Mr. Schwartz has extensive board experience, currently serving on the boards of Sunless, a leader in skincare equipment and related products, and Titan Production Equipment, an engineering and fabrication company serving both traditional and clean energy markets. He has also held board roles at several other Castle Harlan portfolio companies, including Baker & Taylor, Caribbean Restaurants, Pretium Packaging, and Shelf Drilling (OSE: SHLF). Mr. Schwartz holds a B.S.E. in Biomedical and Electrical Engineering from Duke University and an M.B.A. from Stanford Graduate School of Business, where he was recognized as an Arjay Miller Scholar.

Dr. William McGann, Chief Executive Officer of QCi, commented, “We’re pleased to welcome Eric to the QCi board. His strategic insights and deep operational expertise will be a great benefit to QCi as we continue to execute our strategy and position the business for long-term growth by putting photons to work. Eric has extensive experience guiding companies through commercialization and manufacturing scale-up which will be invaluable as we bring our TFLN chip foundry online and work to build market acceptance for our quantum machines.”

Eric Schwartz commented, “I’m excited to join QCi at such a pivotal time in the evolution of quantum computing. QCi’s quantum machines and TFLN foundry establish a strong foundation for growth while providing solutions to real world problems today. I look forward to contributing my experience to help drive commercialization, strengthen market positioning, and create lasting value for shareholders.”

This appointment is effective immediately.

About Quantum Computing Inc.

Quantum Computing Inc. (Nasdaq: QUBT) is an innovative, integrated photonics and quantum optics technology company that provides accessible and affordable quantum machines to the world today. QCi’s products are designed to operate at room temperature and low power at an affordable cost. The Company’s portfolio of core technologies and products offer unique capabilities in the areas of high-performance computing, artificial intelligence, and cybersecurity, as well as remote sensing applications.

Company Contact:

Rosalyn Christian/John Nesbett

IMS Investor Relations

qci@imsinvestorrelations.com

Forward-Looking Statements

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, generally identified by terms such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “intends,” “goal,” “objective,” “seek,” “attempt,” “aim to,” or variations of these or similar words, involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Those statements include statements regarding the intent, belief or current expectations of QCi and members of its management as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including the timing of commencing production at our TFLN fabrication facility, and the market acceptance for QCi’s quantum products, and that actual results may differ materially from those contemplated by such forward-looking statements. Except as required by federal securities law, QCi undertakes no obligation to update or revise forward-looking statements to reflect changed conditions.

IMPORTANT NOTICE TO USERS (summary only, click here for full text of notice): All information is unaudited unless otherwise noted or accompanied by an audit opinion and is subject to the more comprehensive information contained in our SEC reports and filings. We do not endorse third-party information. All information speaks as of the last fiscal quarter or year for which we have filed a Form 10-K or 10-Q, or for historical information the date or period expressly indicated in or with such information. We undertake no duty to update the information. Forward-looking statements are subject to risks and uncertainties described in our Forms 10-Q and 10-K.